UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10101 S. Robert Road, Suite 209 Palos Hills, Illinois	60465
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 718-705-8770

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2025, BrooQLy Inc., a Nevada corporation (the “Company”), filed with the Secretary of State of Nevada a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation. The purpose of the Amendment was to file Amended and Restated Articles of Incorporation (the “A&R Articles”) and to make the following changes:

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to increase the authorized capital of the Company to an aggregate of Six Hundred Million (600,000,000) shares, consisting of Three Hundred Twenty-five Million (325,000,000) shares of Common Stock, $0.0001 par value per share (the “Common Stock”); Fifty Million (50,000,000) shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”); and Two Hundred Twenty-five Million (225,000,000) shares of Preferred Stock, par value $0.0001 per share; and

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to grant authorization to our Board of Directors to determine, without shareholder approval, the designations, preferences, limitations, restrictions, and relative rights of any classes of Preferred Stock, and variations in the relative rights and preferences as between different series.

The Amendment took effect on May 14, 2025.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrooQly Inc.

/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board
Date: May 20, 2025

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